UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(amendment 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COCOLUV INC.
(Exact name of registrant as specified in its charter)

NEVADA	2844	82-2882342
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1390 Main Street, Suite 200 San Francisco, California 97204 Telephone: (800) 294-8513
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent & Transfer Syndicate, Inc. 112 North Curry Street, Carson City, Nevada, 89703-4934 Telephone: (775) 882-1013
(Name, address, including zip code, and telephone number, including area code, of agent for service)

The proposed date of sale will be as soon as practical after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Cocoluv Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

Since becoming incorporated, CocoLuv has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor do any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company’s shareholders have plans or intentions to be acquired. CocoLuv Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	3,000,000	$0.05	$150,000	$18.67
Total	3,000,000	$0.05	$150,000	$18.67

_________

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

PROSPECTUS

 SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the SEC. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The date of this prospectus is ________________, 2018.

COCOLUV INC.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of CocoLuv Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Reymund Guillermo, will attempt to sell the shares. This prospectus will permit our President and Chief Executive Officer to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Guillermo will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.05 per share for a period of one hundred and forty (140) days from the effective date of this prospectus. CocoLuv Inc. may at its discretion extend the offering for an additional 60 days.

	Offering Price Per Share	Commissions	Net Proceeds to Company if 100% of shares Sold	Net Proceeds to Company if 75% of shares Sold	Net Proceeds to Company if 50% of shares Sold	Net Proceeds to Company if 25% of shares Sold
Common Stock	$0.05	Not applicable	$137,481	$99,981	$62,481	$24,981
Total	$0.05	Not applicable	$137,481	$99,981	$62,481	$24,981

CocoLuv Inc. is early stage Company and currently has no operations. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for CocoLuv Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not have a market maker who has agreed to file such an application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 11 BEFORE BUYING ANY SHARES OF COCOLUV INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETED AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

3

DEALER PROSPECTUS DEVIVERLY OBLIGATION

Until ___________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Part II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	32
INDEMNIFICATION OF DIRECTORS AND OFFICERS	32
RECENT SALES OF UNREGISTERED SECURITIES	32
EXHIBITS	33
UNDERTAKINGS	34
SIGNATURES	36

WE HAVE NOT AUTHORIZED ANY DELAER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTIN IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CUURENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

4

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” AND “OUR” REFERS TO COCOLUV INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK. ALL FINANCIAL INFORMATION IS STATED IN UNITED STATES DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALS GENERALLY ACCEPTED IN THE UNITED STATES.

COCOLUV INC.

We are an emerging growth stage company which intends which intends to manufacture, market and sell a product line of five (5) haircare products derived from Virgin Coconut Oil. We currently have no product to sell, but we intend to create a haircare line of which will initially consist of five products; three for women and two for men. Our proposed products will be of superior quality in that they will have of base of Virgin Coconut oil. CocoLuv Inc. was incorporated in Nevada on September 13, 2017. We intend to use the net proceeds from this offering to operate our business only until Phase I of our Plan of Operation. Being a development stage company, we have no revenues or operating history. Our principal executive offices are located at 1390 Main Street, Suite 200, San Francisco, California 94102-5404. Our phone number is (800) 294-8513.

From inception until the date of this filing, we have had no operating activities. Our financial statements from inception (September 13, 2017) through the year ended May 31, 2018 and for the period ending November 30, 2018 reports no revenues and a net loss of $9,798. Our independent registered public accountant has issued an audit opinion for CocoLuv Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

CocoLuv Inc. anticipates that it will derive its income from the sale of its proposed line of haircare products. We do not anticipate earning revenues until such time as we enter into commercial operation, which is defined as activities which involves the buying and selling of our proposed haircare products in exchange for compensation. We anticipate being in commercial operations within 12 to 18 months of closing this Offering. Anticipated expenditures over the next twelve months is estimated to be $200,000. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully assemble, manufacturer and sell any products or services related to our planned activities. Further we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

Our plan of operation has two Phases. In Phase I, we intend to complete this offering and source and develop our business relationship with a proposed manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantages. In Phase II, we plan to conduct social media marketing to support initial customer online sales and begin to market our complete product lines for sale and use in salons and spas. Within the next 12 to 24 months CocoLuv Inc. plans to begin manufacturing of the 5 different hair products and to be in commercial operations. Expected expenditure s over the next twelve months are estimated to be $200,000. If we do not raise the full amount to be raised in this offering will may not have sufficient funds for us to begin our proposed operations and may not cover the cost of the offering. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

In Phase II we estimate raising an additional $250,000 and is anticipated to take approximately 12 to 15 months to complete. As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of Phase I of our proposed development program. We plan to raise the additional funding for Phase II by way of a private debt or equity financing but have not commenced any activities to raise such funds.

As with Phase I, we will require additional funding to proceed with Phase II, we have no current plans on how to raise the additional funding, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of the proposed development program. Please refer to our Plan of Operations on page 14 of this Offering.

Neither management nor the Company’s shareholders have plans or intentions to be acquired. CocoLuv Inc. is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

5

THE OFFERING

CocoLuv Inc. has 4,000,000 of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 3,000,000 shares of common stock after the registration becomes effective. The price at which the Company offers these shares is fixed at $0.05 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. CocoLuv Inc. will receive all proceeds from the sale of the common stock.

The Issuer:	CocoLuv Inc.

Securities Being Offered:	3,000,000 shares of common stock

Offering Price:	$0.05 per common share

Minimum number of shares to be sold in this offering:	None

Termination of the Offering:

This offering will conclude at when all the securities offered are sold or within 140 days after the registration statement becomes effective with the Securities and Exchange Commission whichever occurs first. CocoLuv Inc. may at its discretion extend the offering for an additional 60 days. (see Plan of Distribution).

Net Proceeds:	$137,481 (one hundred and thirty-seven thousand four hundred and eighty-one). (The $137,481 is Net of the $12,519 registration costs.)

Use of Proceeds:	See “Use of Proceeds” and the other information in this prospectus.

Outstanding Shares of Common Stock:	There are 4,000,000 shares of common stock issued and outstanding as November 30, 2018 held solely by our President and Chief Executive Officer, Reymund Guillermo

Terms of the offering:	The Company’s president and sole director will sell the common stock upon the effectiveness of this registration statement.

Risk Factors:

See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in our securities.

You should rely only upon the information contained in this Prospectus. CocoLuv Inc. has not authorized anyone to provide you with information different from that which is contained in this Prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from September 13, 2017 (Inception) to May 31, 2018, and unaudited financial statements ending November 30, 2018.

Financial Summary	September 13, 2017 (inception) to May 31, 2018 ($)	As of November 30, 2018
Cash and Deposits	4,009	30
Total Assets	4,009	30
Total Liabilities	1,719	5,828
Total Stockholder’s Equity/(Deficit)	2,290	(5,798)

Statement of Operations	September 13, 2017 (inception) to May 31, 2018 ($)	Six months ended November 30, 2018
Total Expenses	1,710	8,088
Net Loss	(1,710)	(8,088)
Net Loss per Share	(0.00)	(0.00)

6

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on September 13, 2017, and to date have been involved primarily in organizational activities. We have not yet commenced business operations. Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new haircare companies, generally, and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of a new brand of widely available haircare products, marketing and distribution problems and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market and distribute our prospective CocoLuv Inc., product(s), we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO BEGIN TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of acquiring real and/or intangible property. We will need the funds from this offering to begin to operate our business only until Phase I of our Plan of Operation, which requires minimum funding of $150,000. As of May 31, 2018, we had cash in the amount of $4,009 and liabilities of $1,719 and as of November 30, 2018, we had cash in the amount of $30 and liabilities of $5,828. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE

We have accrued net losses of $9,798 for the period from our inception on September 13, 2017 to the period ended November 30, 2018 and have no revenues to date. There is no assurance we will ever be able to earn revenue, and in order to develop and begin to implement our business plan, we will require the funds from this offering.

OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING

We require minimum funding of approximately $150,000 to begin to implement Phase I our business plan. This sum of funding, however, is not ideal and may greatly reduce or prevent us from ever implementing Phase I or II of our proposed business plan. Expenditures over the next 24 months are therefore expected to exceed the sum of both our cash on hand and amount to be raised in this offering. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Mr. Reymund Guillermo, our chief executive officer and sole director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. The loans/advances from Mr. Guillermo will be unsecured and non-interest bearing with no set terms of repayment. We will require $25,000 of the funds from this offering to proceed.

If we are successful in raising $25,000 of the funds from this offering, we plan to commence activities to raise the funds required for the development program. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of our development program. We plan to raise additional funding for development by way of a private debt or equity financing but have not commenced any activities to raise such funds and have no current plans on how to raise such funds.

7

THERE IS A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

PLS CPA, A Professional Corporation, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in CocoLuv Inc. is suitable.

WE ARE A RECENTLY ORGANIZED EARLY STAGE COMPANY BUT HAVE NOT YET COMMENCED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on…and to date we have been involved primarily in organizational activities… Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by a new niche market online sales activities and the high rate of failure for such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to production, the market acceptance of our product, online store, developing relationships with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates. Prior to time that we are ready to market our prospective product, we anticipate that CocoLuv Inc. will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECIFIC DIFFICULTIES AND UNCERTAINTIES INHERENT TO MANUFACTURING RELATED TO INGREDIENT DEPENDENT PRODUCTS, THE COMPANY FACES A HIGH RISK OF BUSINESS FAILURE.

You should be aware of the difficulties normally encountered by new hair product companies and the high rate of failure of such businesses. The likelihood of success must be considered in light of the problems, expenses, difficulties and delays encountered in connection with the plan that the Company intends to undertake. These potential problems include possible issues with our intended manufacturer and supplier of our proposed line of hair products, marketing of the proposed line of products and engagement of the services of personnel with the unique skills required to increase our operations as business begins to scale up. In addition, unforeseen additional costs and expenses that may exceed the current estimates. Our plan for entering into an agreement with an advertising and marketing firm or expert that possess the unique knowledge in the field of hair care products to create a campaign that is achievable and profitable may be unattainable if we cannot find or afford the appropriate firm or expert or if such firm or expert is unavailable at the time we require. There is no certainty that any expenditures made in the development of the plan or any related operations, will result in the generation of a commercially viable CocoLuv Inc. hair care product line or products. Problems such as unusual or unexpected production and marketing problems and delays are common and often result in unsuccessful development efforts. If the result of our current plan does not generate achievable commercial solutions, we may decide to abandon our development program for CocoLuv Inc. proposed hair care product line. Our ability to continue to develop will be dependent upon our possessing adequate capital resources when needed. If no funding is available, we may be forced to abandon our operations.

WE INTEND TO SOURCE OUR PRODUCTS PRIMARILY FROM THE PHILIPPINES. OUR ABILITY TO EARN REVENUES COULD BE DISRUPTED IF OUR SUPPLIER(S) NO LONGER WANT TO PROVIDE US WITH OUR PRODUCT OR CANNOT PROVIDE US WITH OUR PRODUCTS DUE TO EXTENUATING TERRITORIAL CIRCUMSTANCES.

Our hair products are intended to be sourced, manufactured and produced from the Philippines. We expect to rely on one manufacturer/supplier and have one as a backup for security of supply chain purposes. We have begun discussion with potential manufactures and suppliers but have not entered into any agreements. In the event that either of our potential suppliers cannot or will not provide us with our products, we may be forced to find alternative supplies. We cannot guarantee that we will be able to obtain our products or products of similar quality from alternate suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

OUR BUSINESS IS SUBJECT TO MANY REGULATIONS AND NONCOMPLIANCE IS COSTLY.

The production, marketing and sale of our proposed haircare products are subject to the rules and regulations of various federal, state and local health agencies. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or production may be stopped, thus adversely affecting our financial conditions and operations. Similarly, any adverse publicity associated with any noncompliance may damage our reputation and our ability to successfully market our products. Furthermore, the rules and regulations are subject to change from time to time and while we closely monitor developments in this area, we have no way of anticipating whether changes in these rules and regulations will impact our business adversely. Additional or revised regulatory requirements, whether labeling, environmental, tax or otherwise, could have an adverse effect on our business, financial condition and results of operations.

8

AS WE UNDERTAKE DEVELOPMENT OF OUR PLAN AND RELATED ACTIVITIES, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR DEVELOPMENT PROGRAM.

There is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our development program. The amount of these costs is not known at this time as we do not know the extent of the development program that will be undertaken beyond completion of the recommended work program. If regulatory costs exceed our cash reserves, we may be unable to complete our development program and have to abandon our operations.

BECAUSE OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF HAIRCARE PRODUCT MARKETING AND DISTRIBUTING THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL.

Our President and Chief Executive Officer is Reymund Guillermo. Mr. Guillermo has no direct training or experience in the haircare product development, production, marketing and distribution business, and our management may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE OUR CURRENT PRESIDENT AND CHIEF EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Reymund Guillermo, our President and Chief Executive Officer, currently devotes approximately ten hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Guillermo to our company could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE AN “EMERGING GROWTH COMPANY” AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart our Business Start-ups Act, we will remain an “emerging growth company” until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the completion of this offering;
•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and
•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

Under the Jumpstart Our Business Start-ups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

9

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to operate our business as per our proposed Phase I of our Plan of Operation, which requires minimum funding of $150,000. Phase II requires an additional $250,000

OUR OFFICERS AND DIRECTORS MAY HAVE A CONFLICT OF INTEREST WITH THE MINORITY SHAREHOLDERS AT SOME TIME IN THE FUTURE. SINCE THE MAJORITY OF OUR SHARES OF COMMON STOCK ARE OWNED BY OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER, AND SOLE DIRECTOR, OUR OTHER STOCKHOLDERS MAY NOT BE ABLE TO INFLUENCE CONTROL OF THE COMPANY OR DECISION MAKING BY MANAGEMENT OF THE COMPANY.

Reymund Guillermo, our President and Chief Executive Officer, and sole Director, beneficially owns 100% of our outstanding common stock. Assuming the sale of all 3,000,000 shares in this offering, Mr. Guillermo will own 4,000,000 of the 7,000,000 issued and will own approximately 57.14% of all shares of common stock of the Company. The interests of Mr. Guillermo may not be, at all times, the same as that of our other shareholders. Mr. Guillermo is not simply a passive investor but is also an executive officer and director of the Company, and his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Guillermo exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of the Company’s Board of Directors. Also, Mr. Guillermo has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders. Mr. Guillermo will be able to control all matters submitted to the shareholders for approval, as well as management and direction of the Company.

OUR PRINCIPAL EXECUTIVE OFFICER AND SOLE DIRECTOR IS CURRENTLY A NON-RESIDENT OF THE UNITED STATES THEREFORE IT MAY BE DIFFICULT FOR SHAREHOLDERS TO ENFORCE ANY JUDGEMENTS AGAINST HIM IN THE UNITED STATES.

Mr. Guillermo is a citizen and resident of the Philippines. In the event that any shareholder actin was launched including a suit or judgement or other legal matters there is no assurance that Mr. Guillermo will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service of process within the United States against Mr. Guillermo; to enforce any United States Court judgements based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Philippine Court judgments based on civil liability provisions of the United States federal securities laws; and, to bring an action against Mr. Guillermo in a Philippine court based on civil liability provisions of the United States federal laws.

THERE IS NO MINIMUM NUMBER OF SHARES THAT MUST BE SOLD AND NO ASSURANCE THAT MUST BE SOLD AND NO ASSURANCE THAT THE PROCEEDS FROM THE SALE OF SHARE WILL ALLOW THE COMPANY TO MEET ITS GOALS.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our President and Chief Executive Officer, who will not be separately compensated for his efforts. Even if we only raise a nominal amount of money, we will not refund any funds to you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this Offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this Offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

10

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA, or that our application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between CocoLuv and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

IF WE BECOME A REPORTING ISSUER UNDER THE SECURITIES EXCHANGE ACT OF 1934, WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE, WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $12,519 cost of this registration statement to be paid from existing cash on hand. If necessary, Reymund Guillermo, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

We will experience substantial increases in our administrative costs after the effective date of this Prospectus. We anticipate spending additional funds on professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for Phase I and II of our development program. Assuming we are successful in arranging financing for Phase I and Phase II of our development program, total expenditures over the next 12-24 months are therefore expected to be approximately $400,000 only $150,000 of which is the amount to be raised in this offering. If we do not raise sufficient funds to finance our operations for Phase I and II of our development program, we expect the minimum amount of such expenses to be approximately $12,519 which amount is limited to meeting our reporting obligations with the SEC.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder’s shares.

BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

11

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. If less than $25,000 is raised in this offering, the Company will operate on a limited basis, meeting only its obligations to file its reports with the Securities and Exchange Commission and seek financing. However, the Company currently has no source of additional funding, will not commence seeking additional financing until this registration statement is effective, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

GROSS PROCEEDS FROM THIS OFFERING	If 25% of Shares Sold ($37,500)	If 50% of Shares Sold ($75,000)	If 75% of Shares Sold ($112,500)	If 100% of Shares Sold ($150,000)

Less: OFFERING EXPENSES
Legal & Accounting	$10,000	$10,000	$10,000	$10,000
Printing	$300	$300	$300	$300
Transfer Agent	$2,200	$2,200	$2,200	$2,200
Registration Fee	$19	$19	$19	$19
TOTAL	$12,519	$12,519	$12,519	$12,519

OPERATIONAL EXPENSES
Business trip expenses:	$3,000	$6,000	$12,000	$20,000
Logo development:	$2,000	$5,000	$6,000	$6,000
Website development:	$4,000	$10,000	$12,000	$15,000
Office rent, Supplies and Telephone:	$2,000	$4,000	$10,000	$15,000
Raw product samples for testing and marketing	$9,500	$25,000	$40,000	$50,000
Initial marketing expenses	$4,481	$12,481	$19,981	$31,481
TOTALS	$37,500	$75,000	$112,500	$150,000
NET PROCEEDS FROM OFFERING	$24,981	$62,481	$99,981	$137,481

The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company. If necessary, Reymund Guillermo, our president and director, has verbally agreed to loan the company funds to complete the registration process in the event that the Company depletes its current cash reserves prior to effectiveness of this registration statement, but we will require full funding to begin to implement our complete business plan.

12

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to begin to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.05 per share which is the price purchasers of the shares must pay. This price is significantly different than the price paid by the Company’s sole director” and officer for common equity since the Company’s inception on September 13, 2017. Reymund Guillermo, the Company’s principal officer and sole director purchased 4,000,000 (four million) common shares at a price $0.001 per share a difference of $0.049 per share lower than the price in this offering, with $4,000 in net proceeds to the Company. The 4,000,000 shares of Mr. Guillermo valued at $4,000 are reflected as “Capital contributions” in the table entitled, “Existing Stockholders if all of the Shares are sold.” The purchase price for the shares in this offering, paid by purchasers of the shares, is reflected in the subsequent tables as, “Capital contributions.”

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.05
Net tangible book value per share before offering	$0.0006
Potential gain to existing shareholders	$150,000
Net tangible book value per share after offering	$0.0,200
Increase to present stockholders in net tangible book value per share after offering	$0.0205
Capital contributions	$150,000
Effective cash contribution of the Company's existing sole shareholder (1)	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering held by existing stockholders	4,000,000
Percentage of ownership after offering	57.14%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.05
Dilution per share	$0.0300
Capital contributions	$150,000
Percentage of capital contributions	97.0%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	42.86%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0336
Capital contributions	$112,500
Percentage of capital contributions	97.0%
Number of shares after offering held by public investors	2,250,000
Percentage of ownership after offering	36.0%

13

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0382
Capital contributions	$75,000
Percentage of capital contributions	95.0%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27.27%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0443
Capital contributions	$37,500
Percentage of capital contributions	90.0%
Number of shares after offering held by public investors	37,500
Percentage of ownership after offering	15.79%

___________

(1)	Reymund Guillermo, our sole shareholder (and President and Chief Executive Officer) acquired 4,000,000 shares of common stock at $0.001 per share for a total cost of $4,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATIONS

Our cash balance is $30 as of November 30, 2018. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Reymund Guillermo, our President and Chief Executive Officer, Chairman of the Board of Directors, and majority holder of our common stock, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Guillermo, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to develop and begin to implement our business plan, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold 4,000,000 shares of common stock, at $0.001 per share for net proceeds of $4,000, to Mr. Guillermo, our principal officer and sole director.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin selling our proposed line of haircare products. There is no assurance we will ever reach that Phase.

14

Our plan of operation has two Phases. In Phase I, we intend to complete this offering of $150,000 and to develop a business relationship with our proposed manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantages. Phase II, we intended to raise an additional $250,000 and we plan to use the majority of these funds to conduct social media marketing to support initial customer online sales and begin to market our complete product lines for sale and use in salons and spas. Within the next 12 to 24 months CocoLuv Inc. plans to begin manufacturing and the sale of the 5 different hair products.

According to Research Nesters Virgin Coconut Oil Market the Global Demand Analysis & Opportunity Outlook 2023, the North American market is the second largest for Virgin Coconut Oil sales, in many forms, including hair products for both men and women. CocoLuv Inc. expects to capitalize on this future growth and demand potential. We intend to contribute to the social media exposure with a marketing campaign that is expected to reach individual customers and salons. This will prepare us for the latter part of the second Phase of our plan, which is to have complete product lines sold in salons across North America.

As the demand for quality and healthy haircare products is substantial, CocoLuv Inc. believes that we will be able to reach many cities across the whole of North America. Maintaining o ur mission; to create a company that will provide exceptional products of quality that embody the true value of the benefits of virgin coconut oil. This will be our plan of operation for the twelve months following the date of this prospectus. It is as follows: (i) complete the first Phase of our proposed plan: which is our intention to develop a business relationship with a manufacturer and supplier while seeking out additional companies to provide us the same services for redundancy and possible competitive price advantages (ii) at the same time we expect to drive a large marketing campaign over social media in order to generate interest in our products and product line.

We plan to find a marketing firm to assist in marketing our products and product line and the development of the second Phase of our proposed operational plan: we plan to conduct social media marketing to support online sales initially and support the expansion to sell complete product lines for sale and use in salons and spas. In addition, we will look to hire consultant and developer to upgrade our website to support expected sales demands, continue marketing and customer support services. In order to execute the two Phases of our proposed development program as outlined below, we anticipate spending $400,000 on program development, professional and administrative fees, including fees payable in connection with the filing of this registration statement, complying with reporting obligations and arranging financing for both Phases of our development program. Total expenditures during the next twelve months is estimated to be $200,000. If we are unable to raise the full amount in Phase I of this offering, we may not have sufficient to begin operations and may not cover the costs of the offering. Total expenditures over the next twenty-four months are therefore expected to be approximately $400,000. If we experience a shortage of funds prior to funding during the next twenty-four months, we may utilize funds from Mr. Guillermo, our Chairman of the Board of Directors, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal obligation, arrangement or legal commitment to advance or loan funds to the company. We will require the funds from this offering to proceed. If we receive only nominal funds from this offering, we plan to operate on a limited basis for the limited purpose of meeting our reporting obligations to the Securities and Exchange Commission. No such plan exists at this time in case of such contingency, and we cannot assure or guarantee that we would be able to raise additional funding if only nominal funding is obtained from this offering.

The above program costs are management’s estimates and the actual project costs may exceed our estimates. To date, we have not commenced with any activities or operations of any phase of our development program.

If Phase 1 of the proposed development program proves successful, and we are able to develop a business relationship with our manufacturer and supplier while secure additional companies to provide us the same services for redundancy and possible competitive price advantages we intend to finance Phase II of our proposed development program. Phase II will be the launch of social media marketing, website upgrades, and additional large-scale marketing by an outside hired firm to support initial online customer sales. We will also begin a direct and dedicated marketing and advertising strategy and to market our complete product lines for sale and use in salons and spas. The estimated cost of Phase is $250,000 and is anticipated to take approximately 12 to 15 months to complete. As with Phase I, we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of Phase I of our proposed development program. We plan to raise the additional funding for Phase II by way of a private debt or equity financing but have not commenced any activities to raise such funds.

As with Phase I, we will require additional funding to proceed with Phase II, we have no current plans on how to raise the additional funding, and we cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities on Phase II of the proposed development program.

15

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an early stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must raise substantial funds to (I) run an initial production for our proposed product; and for marketing purposes while we conduct marketing studies, initial promotional events, and generate interest for CocoLuv Inc., proposed Coconut based haircare line of products., (II) negotiate and enter into supply agreements with retail and commercial businesses, merchandisers, and distributors, (III) expand operations through-out the United States, (IV) establish a national and possibly international distributor network and team, with possibly production facilities or multiple agreements. We are seeking funding from this offering to provide the capital required legal and accounting services and for administrative expenses related to operations while arranging for financing for Phase I of our business plan. We believe that the funds from this offering will allow us to operate for one year, without completing any phase of our business plan.

We have no assurance that future financing will materialize. If that financing is not available to use for the first phase of our proposed development program, we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

To meet part our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider funding this work include a public offering, a private placement of our securities or loans from our director or others.

Reymund Guillermo, our President and Chairman of the Board of Directors and holder of a majority or of our common stock, has agreed to advance funds as needed until the offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have not carried out any work on any phase of our development plan and have incurred no development costs.

On September 30, 2017, the Company issued 4,000,000 common shares @ $0.001 per share to Mr. Reymund Guillermo, the sole director and President of the Company for net proceeds of $4,000.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements present the balance sheet, statements of operations, stockholders’ equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

16

INCOME TAXES

CocoLuv Inc. follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

PER SHARE INFORMATION

The basic earnings (loss) per share are calculated by dividing the Company’s net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

DESCRIPTION OF BUSINESS

ORGANIZATION SINCE SEPTEMBER 2017

CocoLuv Inc. was incorporated on September 13, 2017 under the laws of the State of Nevada. Reymund Guillermo has served as President and Chief Executive Officer, and Mr. Geoff Norman is our Secretary/Treasurer of our company from September 13, 2017 to the current date. No person other than Mr. Guillermo has acted as a promoter of CocoLuv Inc. since our inception. Other than the 4,000,000 common shares issued by the Company, to Mr. Guillermo, at a purchase price of $0.001 per share for net proceeds to the Company of $4,000, no other shares have been issued by the Company.

IN GENERAL

CocoLuv Inc. is an emerging growth stage company which intends to manufacture market and sell a proposed product line of 5 hair care products derived from Virgin Coconut Oil. We currently have no product to sell, but we intend to create a haircare line of that will initially consist of 5 products; 3 for women and 2 for men. Our proposed products will be of superior quality in that they will have a base of Virgin Coconut Oil. CocoLuv Inc. CocoLuv Inc. anticipates that it will derive its income from the sale of its intended products as follows: Hair Shine (for women), Curl Balm (for women), Hair Treatment (for women), Hair Pomade (for men’s hair, beards, moustaches) and Hair Cream (for men). We do not anticipate revenues until such time as we enter into retail operations. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully bring retail online sales to fruition.

We have not earned any revenues to date. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

17

There is the likelihood that we may never be able to source, manufacture or market our proposed haircare product line. We are presently in the early development stage of our business and we can provide no assurance that we will be able to source the materials we need, then design, market, brand, sell and produce our proposed haircare line of products. If our company is not capable of building a market for our proposed products all funds that we spend on development will be lost.

INDUSTRY OVERVIEW

According to the Global Virgin Coconut Oil Market report “The global virgin coconut oil market to grow at a CAGR of 9.75% during the period 2017-2021. The report covers the present scenario and the growth prospects of the global virgin coconut oil market for 2017-2021. To calculate the market size, the report considers the revenue generated from the sales of virgin coconut oil to individual consumers. The report also includes a discussion of the key vendors operating in this market. The players in the market are coming up with new value-added products from virgin coconut oil. Such products will increase the consumer interest in the market and will also help the farmers to gather more return on their products. Only 8% of value addition in coconut oil is happening in India, while it is about 60%-70% in the Philippines. The value-added products will help the market grow during the forecast period. According to the report, the players are launching new products to stay competitive in the market and also to keep the interest of the consumers alive in the market. In October 2016, Dash Organics launched 100% raw extra virgin coconut oil. The new product is Fairtrade and certified 100% organic by Soil Association. In January 2016, Tiana Fair Trade Organics introduced its raw virgin coconut oil under the brand name Coco Pacific.

The product launch is backed by $0.61 million marketing campaign and the company has also roped in Aldo Zilli, celebrity chef and restaurateur, as the brand ambassador. In July 2015, FAL Food and Beverages launched its virgin coconut oil under the brand name Coco Joy. In December 2014, GraceKennedy Limited launched its virgin coconut oil after spending about $5 million on researches for the new product. Further, the report state that the product recalls of virgin coconut oil due to various reasons is one of the challenges to the growth of the market. The product recalls will create a negative impression among the consumers. The product recalls will also cause the consumers to lose trust in the products in the market. In March 2016, Nisshin OilliO Group issued a voluntary recall of its coconut oil products including Nisshin Extra Virgin Coconut Oil due to the presence of Aspergillus, a type of fungus, in the products. The company recalled about 1.6 million products.

Key Vendors:

•	Barlean's
•	Hain Celestial Group
•	Nutiva
•	Tropical Traditions

Other Prominent Vendors:

•	C20 Pure Coconut Water
•	C Coconut Water
•	CHi
•	Edward & Sons
•	H2coco
•	iTi Tropicals
•	Jax Coco
•	Zumi Natural (Coco Zumi)”

18

In an article posted by Hannah Broaddus, June 20, 2016, Supply and Demand in the Coconut Oil Market [MARKET UPDATE] (http://www.centrafoods.com/blog/supply-and-demand-in-the-coconut-oil-market-market-update)( [please note the information contained and that can be assessed through this website in not part of the prospectus) “the demand for coconuts has skyrocketed in the last few years. Coconut can be found in the natural food market such as coconut oil, coconut sugar, coconut water. Not to mention just plain old coconuts. At the same time, coconut producers are having a hard time keeping up. Supply on coconuts has also gone down slowly over time, which as a matter of simple economics has driven prices up. If you are using coconut oil in your production — or even thinking about using it — here’s what you need to know. Demand has gone way up and demands for trending products like coconut water and coconut sugar have skyrocketed in the last few years, leaving less raw coconut material for turning into oil. Each of the different pieces of the coconut are used for different, and sometimes multiple, products. Therefore, oil competes with all of the other coconut products for the simple availability of the coconut plant. As an illustration of this increase in demand, you can track the word “coconut” in google to see how online searches using this keyword have increased over time. This data shows us what is being searched out and talked about online — which is a good indicator for demand in the natural foods industry and the retail market around the globe.”

It is our opinion that in the mass segment, products with high levels of competition in the hair care industry such as shampoo and conditioner sales are driving down the value for these products. We anticipate that within the next two years, natural ingredients will drive new product innovations leveraging oils and fruit oils and essences, with consumers also looking for multifunctional benefits. Celebrity endorsements and professional hair products are increasingly penetrating this segment and driving the demand for natural products of quality as opposed to the mass segment products. For example, Kate Middleton’s hair stylist, Richard Ward, launched a 14-piece hair care range, The Chelsea Collection, in 2016, which includes ingredients such as Argon oil and keratin as well as an anti-ageing elixir.

MARKETING

Marketing plan

CocoLuv Inc. plans to engage a marketing company to provide the following services to our intended website; social media accounts; e-commerce store and Twitter community:

Brand Marketing – CocoLuv Inc. plans to focus on increasing brand awareness through the following avenues that will be managed by a marketing firm that we intend to engage: Integrated Marketing Communications, Brand Development and Implementation, Targeted Lead Generation, Business to Business / Business to Customer Campaigns, Strategic Planning & Account Management, Marketing Consulting and Planning, Strategic Planning & Account Management, Marketing Consulting and Planning

Digital and Social Media -The Company plans to create a wide spread social media campaign based on effective planning and creative thinking to interest users, make them potential customers and then drive them to buy. In order to be successful, it is critical that we discover and create the perfect content to engage our audience. We intend to hire a marketing company to manage and schedule upcoming posts, manage any questions or comments left by users, and analyze how effective our efforts will be. In addition, we will want this marketing company to perform a custom audit of all of our intended social media accounts and website to provide feedback and recommendations to take our proposed social media accounts to the next level in order to maximize our results.

19

Additional services that will be considered as the company’s sales increase are:

•	Blog Set-Up & Monthly Management
•	E-Blasts
•	Google Ad-words
•	Search Engine Optimization
•	Website Design

Media Buying – Media buying is critical and will determine the right buys that will generate interest and sales. The company’s intended media buys need to go beyond the purchase of traditional advertising and include social and digital components easily tracked so that we know what is working and how to get a higher return on our investment.

Intended Website and social media -We anticipate that one of our biggest challenges will be is to increase traffic to our proposed ecommerce store. This is especially crucial as our initial sales plan to generate revenue is to drive online sales. We know that CocoLuv Inc. must stand out from the thousands of other shops that are competing for the same traffic.

We intend to engage an outside firm to manage of our website and social media once we have been able to raise sufficient funds. The company will focus on the following strategies and components:

1. Post Daily Content for Continued Growth; - We need to grow our intended social communities and in order to do this we must post content consistently. Timing and frequency of these posts will become critical to us reaching our existing customers at the right time and reach new customers. This will require the proposed firm that we intend to hire to evaluate the optimal frequency with your own audience or look at the engagement levels in comparison to posting frequencies of your competitors for some guidelines. We also intend to automate this process by using Swayy and/or Buffer. Swayy is great for finding high quality articles and news related to our industry and allows you to schedule posts to your different social networks. Buffer is a very popular app that can be integrated with our proposed browser and dozens of other apps to help schedule posts to our social networks. Our hope is to eventually cut consulting costs by using these services and apps once we have established a solid social media marketing and advertising foundation.

2. Increase Exposure of our proposed Product lines our proposed Social Buttons on our proposed website and other blogs; -The more impressions we have on our social networks the more likely we will gain more likes. The best way to increase the number of impressions on our social networks is by embedding social buttons within our site and marketing communications. Most blogs have social sharing buttons displayed prominently to encourage readers to share information.

3. Run an Intended Launchrock Campaign; - Launchrock is a popular free service for collecting email addresses of people who want to get early access to the launch of a product, app, service, etc. Launchrock integrates social within the subscription process which is a very powerful component that can be used to turn a regular promotion into a viral marketing channel to help drive traffic and sales. We can fully customize the Launchrock widget and marketing copy and then embed the widget within our promotion page on our website. CocoLuv Inc. will have a give-away or some other promotion which will work on the basis of “friend-bring-a-friend” and use the social features of Launchrock to make it viral. In order to enter the promotion, the potential customer will need to enter their email address on the promotion page. After they enter in their email address, Launchrock will show them a message and social sharing buttons. Within Launchrock, there is detailed analytics on the number of referrals each email brings which can help identify the top influences. These influencers can then be contacted via email and thanked personally for their help in spreading your promotion which adds a very nice personal touch to your promotion.

4. Leverage Social Reviews to Automate Word of Mouth Marketing; - Using product reviews to create trust and provide insights on your products is a great way to increase sales. Yotpo is a popular free social review app that's available in Shopify's app store. The app helps convert over 8% of customers to reviewers through their mail after purchase email which results in a large number of reviews being created. The process is automated.

5. Run a Twitter Q&A; - We will use this tactic to grow our proposed Twitter community and dramatically increase engagement by hosting an occasional Twitter Q&A’s to start with and if the concept proves popular and drives more users to us, we intended to create a regularly scheduled Q&A. Over time, we intend to establish our brand as an authority in the space.

6. Run a proposed Pinterest Treasure Hunt; -Pinterest is one of the largest social networks in the world and is a useful tool for marketing activities. We intend to create buzz around our brand and product line and to run a proposed “treasure hunt” promotion. The way the treasure hunt works is to contact a few partners and ask each of them to pin an image on one of their Pinterest boards. Each image is meant to provide clues to the next image in the treasure hunt. CocoLuv Inc. will initialize the proposed treasure hunt by publishing a blog post about the promotion and a link to the first image. Fans that get to the last image are forwarded to a hidden page where they enter in their credentials to take part in the raffle.

20

Traditional media

CocoLuv Inc. intends to engage a marketing firm to work with our digital and social media consultants in order to combine efforts to create maximum exposure and brand awareness through television and print campaigns alongside our digital and social media presence.

Sales Strategy

CocoLuv Inc.’s sales strategy is simple and straight forward for the purpose of maintaining focus. We first intend to sell our proposed products online through our proposed website while building and driving our proposed social and digital media presence. It is our plan that this will create revenue and the necessary brand awareness to move to our second step. This step is to supply to spas and hair salons and place our entire line on their shelves. We will have regular and seasonal promotions for our online customers and in addition, will work with our spa and salon customers to create effective sales and seasonal promotions that will drive their sales.

COMPETITION

According to Euromonitor International the category leader L'Oréal USA saw healthy growth of 6% in current value terms in 2016, which enabled it to maintain its value share of 22%. This growth was championed by its Garnier brand, which saw overall current value growth of 40% in hair care in 2016 as its value share rose from 2% to 3%. Garnier's success was due to the launch of its on-trend Whole Blends line, catering to demand for natural and botanical products. However, L'Oréal's growth continues to be constrained by its focus on the declining category of colorants, which it led in 2016 with a 40% value share.

Segmentation and customization are set to be the major areas of consumer interest in hair care in the US over the forecast period. Each American consumer tends to view their hair as unique and this means that they will likely be prepared to look for products which they see as tailored towards their own hair. A major component of this will be the growth anticipated in the area of multicultural hair care space as women of color turn to brands which address their specific hair care needs, especially needs that they feel that mainstream brands currently fail to meet. African Americans are turning away from relaxants and are instead buying increasing amounts of other hair care products designed for textured hair, a trend that will likely continue for some time. L’Oréal-owned brand Carol's Daughter is benefitting from the growth of multicultural hair care, as are Shea Moisture and Mexican hair care brand Tio Nacho. Latino and multiracial women have also traditionally struggled to find hair care products which meet their unique needs and represent a fast-growing area of the population with increasing spending power.

The direct competitors for CocoLuv Inc. are Healthy Traditions, Jarrow Formulas, Nutiva, Coco & Co., Shea Moisture and Nature Well. There are many other companies that have lines of coconut oil products, however, we focus on Virgin Coconut Oil as our main driver of quality and do not see other companies that do not use Virgin Coconut Oil as direct competition.

PRODUCTS

Proposed Company Product Line

Coconut oil is rich in antioxidants, and has antiviral, antifungal, and antibacterial properties. When used on hair, it improves scalp health, fights infections and fungus, supports hair growth, all while adding volume and shine without the common harmful chemicals. CocoLuv Inc.’s products are intended to embody the best of virgin coconut oil and provide all of the above benefits. We intend to create the following line of products:

21

WOMENS PRODUCTS

Product 1: Hair Shine

•	Tames fly-a-ways
•	adds shine
•	smooths hair
•	reduces the time spent blow-drying and straightening

Product 2: Hair Balm:

•	Conditions
•	Smoothes fly always
•	Washes out easily

Product 3: Hair Treatment

•	Hydrates hair
•	Softens your strands
•	Helps the detangling process
•	Combats frizz

MENS PRODUCT

Product 1: Hair Pomade

•	Gives medium-to-high hold and shine
•	Designed for short and medium styles

Product 2: Hair Cream

•	Designed for medium and longer styles
•	Provides a light hold with little shine
•	gives longer styles some light control and direction

22

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any research expenditures since our incorporation.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the construction and operation of any facility in any jurisdiction which we would conduct activities. In general, the operation of our business is not subject to any special regulatory requirements.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our proposed products. However, we must comply with FDA regulations regarding consumer haircare products and labelling.

FACILITIES

We currently lease office space at 1390 Main Street, Suite 200, San Francisco, California 97204. Our telephone number is (800) 294-8513. Management believes the current premises are sufficient for its needs at this time.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We have no employees as of the date of this prospectus. We have no employment or other agreement with Mr. Guillermo, Mr. Norman or any other person. Mr. Guillermo currently devotes approximately twenty hours per week and Mr. Norman devotes five hours per week to company matters and after receiving funding, they plan to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. We anticipate we will conduct our business largely through consultants.

23

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Reymund Guillermo San Antonio, Gerona Tarlac Philippines, 2302	33	President and Chief Executive Officer and Director
Geoff Norman 14904 Huntridge Circle Louisville, KY 40245	52	Secretary and Treasurer

Reymund Guillermo has served as Chairman of the Board, President and Chief Executive Officer since September 13, 2017. Since January 2015, Mr. Guillermo has been employed by ON Semiconductor Philippines Inc., in San Antonio, Philippines as its Senior Engineer. Prior to January 2015 Mr. Guillermo was Process Engineer for Texas Instruments Philippines Inc. from August 2019 to January 2015. He was also employed by Epson Precision Philippines Inc. as Staff Engineer in 2008.

Mr. Guillermo obtained a Bachelor of Science in Mechanical Engineering from Tarlac State University in April 2007.

Given Mr. Guillermo’s managerial, and, technical expertise within the Philippines and the United States gained by his work with international companies, the company believes that Mr. Guillermo’s background and experience make him well suited to serve as our principal officer and sole director.

Geoff Norman has served as the Company’s Secretary and Treasurer since September 13, 2017. Since August 2014 he has been a teacher at Trinity High School in Louisville, Kentucky. Prior to August 2014 Mr. Norman acted as the Executive Director of the Salvation Army Boys and Girls Clubs in Louisville, Kentucky between 2007 and 2013 and was the Club Director of the boys and Girls Club of Franklin/Williamson County from 2003 to 2007.

Mr. Norman received his Bachelor of Science from the University of British Columbia in 1993 and his college diploma from Langara Community College in 1998.

Mr. Norman has demonstrated his leadership qualities and developed excellent communication skills and is an asset to the Company.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

24

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Reymund Guillermo, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

We have no employees. Our Chairman, President and Chief Executive Officer, Treasurer and Secretary, Reymund Guillermo, are independent contractor to us and Mr. Guillermo currently devotes approximately twenty hours per week to company matters and Mr. Norman devotes approximately five hours per week to the company. After receiving funding pursuant to our business plan Mr. Guillermo intends to devote as much time as the Board of Directors deem necessary to manage the affairs of the company.

Mr. Guillermo has not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limited him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

Mr. Guillermo nor Mr. Norman have not been convicted in any criminal proceeding nor are they subject of any currently pending criminal proceeding.

We intend to conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal consulting agreements in place.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President and Chief Executive Officer, and its Secretary and Treasurer and all other executive officers (collectively, the “Named Executive Officers”) from inception on September 13, 2017 until May 31, 2018 and through November 30, 2018:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Reymund Guillermo, President and Chief Executive Officer	September 13, 2017 to November 30, 2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Geoff Norman Secretary/Treasurer	September 13, 2017 to Novembe r 30, 2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

We did not pay any salaries in 2018. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit-sharing plans for the benefit of our officer and director other than as described herein. There are no current employment agreements between the company and its officers.

25

Mr. Guillermo currently devotes approximately twenty hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company.

Director Compensation

The following table sets forth director compensation as of November 30, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Reymund Guillermo	-0-	-0-	-0-	-0-	-0-	-0-	-0-

At this time, CocoLuv Inc. has not entered into any employment agreements with its principal officer and its sole director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Reymund Guillermo will not be paid for any underwriting services that he performs on our behalf with respect to this offering. There are no assets acquired or to be acquired by the Company from Mr. Guillermo. Mr. Guillermo is the sole promoter of this offering. There are no other promoters of this offering.

On September 30, 2017 the Company issued to Mr. Guillermo 4,000,000 common shares at $0.001 per share for net proceeds to the Company of $4,000.

As of November 30, 2018, Mr. Reymund Guillermo, President, Director, Secretary and principal Executive, Financial and Account Officer(s) of CocoLuv Inc. had advanced funds to the Company in the amount of $5,828. This is the largest and only amount advanced to the Company. The amount due to Mr. Guillermo is unsecured, non-interest bearing, payable on demand with no written terms of repayment. As of November 30, 2018 the amount of $5,828 is still outstanding and no other advances have been made to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of November 30, 2018, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Reymund Guillermo San Antonio, Gerona Tarlac, Philippines 2302	4,000,000 shares of common stock (direct)	100%

__________

(1)

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 30, 2018. As of November 30, 2018, there were 4,000,000 shares of our common stock issued and outstanding.

26

PLAN OF DISTRIBUTION

CocoLuv Inc. has 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

In connection with the Company’s selling efforts in the offering, Reymund Guillermo will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Guillermo is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Guillermo will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Guillermo is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Guillermo will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Guillermo will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Guillermo will solicit potential investors directly and in person, through his large network of friends, family and business associates.

CocoLuv Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which CocoLuv Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

CocoLuv Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

REGULATION M

Our principal officer and sole director, Reymund Guillermo, who will offer and sell the shares, offered hereby, is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 200,000,000 shares of common stock, with $0.001 par value per share. As of  November 30, 2018, there were 4,000,000 shares of our common stock issued and outstanding that were held by one registered stockholder of record.

27

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of CocoLuv Inc. Corp. from doing so if it cannot obtain the approval of our board of directors.

28

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time a transfer agent is retained, CocoLuv Inc. will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 4,00,000 shares of our issued and outstanding shares of our common stock are “restricted securities” under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 4,000,000 shares can be resold under Rule 144 or are subject to any registration agreement.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering Nor was any such person connected with CocoLuv Inc. Corp as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

29

EXPERTS

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus. Telephone: (202) 669-0619; Fax: (202) 478-2900.

PLS CPA, A Professional Corp., 4725 Mercury Street, Suite 210, San Diego, CA 92111, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PLS CPA, A Professional Corp., has presented its report with respect to our audited financial statements. Telephone: (858)722-5953; Fax: (858) 761-0341.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

The financial statements of CocoLuv Inc. Corp. for the period ended May 31, 2018, and related notes, included in this prospectus have been audited by PLS CPA, A Professional Corp., and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting. The financial statements for CocoLuv , and the related notes for the period ending November 30, 2018 are unaudited.

30

COCOLUV INC.

FINANCIAL STATEMENTS

May 31, 2018

31

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PLS CPA, A PROFESSIONAL CORPORATION

◆ 4725 MERCURY STREET #210 ◆ SAN DIEGO ◆ CALIFORNIA 92111 ◆

◆ TELEPHONE (858)722-5953 ◆ FAX (858) 761-0341 ◆ FAX (858) 764-5480

◆ E-MAIL changgpark@gmail.com ◆

To the Shareholders and Board of Directors of Cocoluv Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Cocoluv Inc. (the Company) as of May 31, 2018, the related statements of operations, changes in shareholders' deficit, and cash flows for the period from September 13, 2017 (inception) to May 31, 2018, and the related notes to the financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2018, and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a loss from operations through May 31, 2018 and does not have sufficient working capital to fund its planned operations during the twelve-month period subsequent to the issuance of these financial statements. This raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PLS CPA

PLS CPA, A Professional Corp

We have served as the Company’s auditor since 2018.

San Diego, CA. 92111

August 15, 2018

F-1

COCOLUV INC.

BALANCE SHEET

May 31, 2018

ASSETS

CURRENT ASSETS
Cash	$4,009

TOTAL CURRENT ASSETS	$4,009

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Due to related party	1,719

TOTAL CURRENT LIABILITIES	1,719

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY	-
Common stock
Authorized 200,000,000 shares of common stock, $0.001 par value, Issued and outstanding 4,000,000 shares of common stock	4,000
Accumulated deficit	(1,710)

TOTAL STOCKHOLDER’S EQUITY	2,290

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$4,009

The accompanying notes are an integral part of these financial statements.

F-2

COCOLUV INC.

STATEMENT OF OPERATIONS

From inception (September 13, 2017) to May 31, 2018

REVENUE	$-

OPERATING EXPENSES
General and administrative	$1,710

TOTAL OPERATING EXPENSES	(1,710)

NET LOSS	(1,710)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	3,738,462

The accompanying notes are an integral part of these financial statements.

F-3

COCOLUV INC.

STATEMENT OF STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM SEPTEMBER 13, 2017 (INCEPTION) TO MAY 31, 2018

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, September 13, 2017 (date of inception)	-	$-	$-	$-	$-
Common shares issued for cash – at $0.001 per share – September 30, 2017	4,000,000	4,000	-	-	4,000

Net loss for the period from inception through May 31, 2018	-	-	-	(1,710)	(1,710)

Balance, May 31, 2018	4,000,000	$4,000	$-	$(1,710)	$2,290

The accompanying notes are an integral part of these financial statements.

F-4

COCOLUV INC.

STATEMENT OF CASH FLOWS

From September 13, 2017 (date of inception) to May 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,710)
Adjustments to reconcile net loss to net cash used in operating activities	-
Expenses paid by related party	1,669
Changes in operating assets and liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(41)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	50
Proceeds on sale of common stock	4,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,050

NET INCREASE IN CASH	4,009

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$4,009

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:

Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

COCOLUV INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CocoLuv Inc. was incorporated in the State of Nevada as a for-profit Company on September 13, 2017 and established a fiscal year end of May 31. The Company intends to manufacture market and sell a product line of 5 hair care products derived from Virgin Coconut Oil. The initial 5 products will be 3 for women and 2 for men.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $1,710. As at May 31, 2018, the Company has a working capital of $2,290. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of May 31, 2018, the Company has issued 4,000,000 founders shares at $0.001 per share for net proceeds of $4,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Commitments and Contingencies

On September 26, 2017 the Company signed a lease for office space in San Francisco, California. The term of the lease is for one year at $44 per month.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of May 31, 2018, there were no common stock equivalents outstanding.

F-6

COCOLUV INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 (Audited)

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at May 31, 2018 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On September 30, 2017, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

F-7

COCOLUV INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2018 (Audited)

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended May 31, 2018, the Company received cash advances from its CEO of $50. Additionally, the CEO paid expenses of $1,669 on behalf of the Company. Total amount owed to the CEO as of May 31, 2018 is $1,719. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On September 30, 2017, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

May 31, 2018

Net loss before income taxes per financial statements	$(1,710)
Income tax rate	21%
Income tax recovery	(359)
Non-deductible	--
Valuation allowance change	359

Provision for income taxes	$–

The significant component of deferred income tax assets at May 31, 2018, is as follows:

May 31, 2018
Net operating loss carry-forward	$359
Valuation allowance	(359)

Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change, and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of May 31, 2018, the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended May 31, 2018 and no interest or penalties have been accrued as of May 31, 2018. As of May 31, 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2017 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 15, 2018 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-8

COCOLUV INC.

FINANCIAL STATEMENTS

November 30, 2018

(unaudited)

F-9

COCOLUV INC.

BALANCE SHEETS

	November 30, 2018	May 31, 2018
	(unaudited)
ASSETS

CURRENT ASSETS
Cash	$30	$4,009

TOTAL CURRENT ASSETS	$30	$4,009

LIABILITIES AND STOCKHOLDER’S EQUITY/ (DEFICIT)

CURRENT LIABILITIES
Due to related party	5,828	1,719

TOTAL CURRENT LIABILITIES	5,828	1,719

COMMITMENTS AND CONTINGENCIES		-

STOCKHOLDER’S EQUITY/(DEFICIT)
Common stock
Authorized 200,000,000 shares of common stock, $0.001 par value, Issued and outstanding 4,000,000 shares of common stock	4,000	4,000
Accumulated deficit	(9,798)	(1,710)

TOTAL STOCKHOLDER’S EQUITY/(DEFICIT)	(5,798)	2,290

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY/(DEFICIT)	$30	$4,009

The accompanying notes are an integral part of these unaudited financial statements.

F-10

COCOLUV INC.

STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended November 30, 2018	From September 13, 2017 (inception) to November 30, 2017	Six months ended November 30, 2018

REVENUE	$-	$-	$-

OPERATING EXPENSES
General and administrative	$544	$1,350	$1,388
Professional Fee	0	0	6,700

TOTAL OPERATING EXPENSES	(544)	(1,350)	(8,088)

NET LOSS	(544)	(1,350)	(8,088)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	4,000,000	3,128,205	4,000,000

The accompanying notes are an integral part of these unaudited financial statements.

F-11

COCOLUV INC.

STATEMENTS OF CASH FLOWS (Unaudited)

	Six months ended November 30, 2018	From September 13, 2017 (date of inception) to November 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(8,088)	$(1,350)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Expenses paid by related party	2,859	-
Changes in operating assets and liabilities	-	-

NET CASH USED IN OPERATING ACTIVITIES	(5,229)	(1,350)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	1,250	-
Proceeds on sale of common stock	-	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,250	-

NET INCREASE IN CASH	(3,979)	(1,350)

CASH, BEGINNING OF PERIOD	4,009	-

CASH, END OF PERIOD	$30	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-12

COCOLUV INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2018 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

CocoLuv Inc. was incorporated in the State of Nevada as a for-profit Company on September 13, 2017 and established a fiscal year end of May 31. The Company intends to manufacture market and sell a product line of 5 hair care products derived from Virgin Coconut Oil. The initial 5 products will be 3 for women and 2 for men.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $9,798. As at November 30, 2018, the Company has a working capital deficit of $5,798. The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of November 30, 2018, the Company has issued 4,000,000 founders shares at $0.001 per share for net proceeds of $4,000 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended May 31, 2018 included in the Company’s S-1 filed with the Securities and Exchange Commission on August 28, 2018. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended November 30, 2018 are not necessarily indicative of the results that may be expected for the year ending May 31, 2019.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Commitments and Contingencies

On September 26, 2017 the Company signed a lease for office space in San Francisco, California. The term of the lease is for one year at $44 per month.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short term maturities.

F-13

COCOLUV INC.

NOTES TO FINANCIAL STATEMENTS

November 30, 2018 (Unaudited)

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of November 30, 2018, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at November 30, 2018 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – COMMON STOCK

The Company’s capitalization is 200,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

On September 30, 2017, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

As of November 30, 2018, 4,000,000 common shares are issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended November 30, 2018, the Company received cash advances from its CEO of $1,250. Additionally, the CEO paid expenses of $2,859 on behalf of the Company. Total amount owed to the CEO as of November 30, 2018 is $5,828. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

On September 30, 2017, the Company issued 4,000,000 common shares at $0.001 per share to the sole director and President of the Company. The Company received net proceeds of $4,000 in payment of the shares.

NOTE 5 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 17, 2018 which is the date the financial statements were available to be issued. The Company has determined that there are no events to disclose.

F-14

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses (1)	Amount
SEC Registration Fee	$18.67
Legal and Accounting Fees	$10,000.00
Printing	$300.00
Transfer Agent	$2,200.00
TOTAL	$12,518.67

___________

(1)	All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

CocoLuv Inc.’s., Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling CocoLuv Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On September 30, 2017 the Company issued to Mr. Guillermo 4,000,000 common shares at $0.001 per share for net proceeds to the Company of $4,000. The offer and sale was made pursuant to the exemption from registration afforded by Rule 903 (b) (3) of the Regulation S, promulgated under the Securities Act of 1933 as amended (the “Securities Act”), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where the offering restrictions were implemented.

32

ITEM 16. EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

3.3	Subscription Agreement

5.1	Legal Opinion with Consent

10.1	Verbal Loan Agreement

23.1	Consent of Certified Public Accountant

33

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

34

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, CA., on December 21, 2018.

COCOLUV INC.

By:	/s/ Reymund Guillermo
Reymund Guillermo
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the duties indicated duly authorized in the City of, San Francisco, CA, on December 21, 2018

COCOLUV INC.

By:	/s/ Reymnd Guillermo
Reymund Guillermo
President and Director,
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

36